                                  EXHIBIT 10.32
FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT is executed effective the 2nd day of April, 2008, by and between the undersigned Landlord (“Landlord”), and Merix Corporation, an Oregon corporation (“Tenant”).

RECITALS:

A.           Landlord and Tenant are parties to that certain Lease dated February 9, 2007 (the “Lease Agreement”).  Pursuant to the Lease Agreement, Tenant occupies 11,984 rentable square feet on the 2nd Floor of the Building at 15725 SW Greystone Court in Beaverton, Oregon.  The defined, capitalized terms used in the Lease Agreement shall have the same meanings when used herein.

B.           Landlord and Tenant desire to add to the Premises certain additional space located on the 2nd floor of the Building, depicted on Exhibit “A” hereto (the “Additional Space”).  The Additional Space is agreed to contain 7,082 rentable square feet.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, it is agreed as follows.

1. Lease of Additional Space.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Space.  The Additional Space is hereby made a part of the Premises under the Lease Agreement for all purposes.  The leasing of Additional Space is upon all of the terms and conditions of the Lease Agreement, except as provided herein.  Commencing upon delivery of possession of the Additional Space, the Premises shall be deemed to be a total of 19,066 rentable square feet.

2. Lease Provisions Regarding Additional Space.

2.1 Delivery of Additional Space.  Possession of the Additional Space shall be delivered to Tenant, and Tenant agrees to accept the same, on the date certified by Landlord as being when the same is “Ready For Occupancy” (as defined in the Work Letter which is attached hereto as Exhibit “B”).  The parties anticipate delivery of possession of the Additional Space on or about August 1, 2008.  Landlord shall have no liability if the Additional Space is not delivered by such date.  Except for “Landlord’s Work”, as defined below, the Additional Space shall be delivered to Tenant in its “AS IS” condition.

2.2 Landlord’s Work.  Landlord shall install and construct in the Additional Space the Landlord’s Work pursuant to the Work Letter.

2.3 Base Rent.  In addition to the monthly rental already required by the Lease Agreement, monthly Base Rent shall be payable with respect to the Additional Space commencing on the date the Additional Space is Ready for Occupancy. Based on the parties’ assumption that the Additional Space will be Ready for Occupancy as of August1, 2008, then commencing on such date, the monthly Base Rent under the Lease Agreement shall be increased as follows during the Lease Term (the increase is calculated at $21.02 per rentable square feet of the Additional Space escalated at 3% each May 1):

Time Period	Additional Space Base Rent Amount	Total Base Rent Amount for Premises
08/01/08 – 04/30/09	$12,405.30	$33,492.14
05/01/09 – 04/30/10	$12,777.46	$34,496.91
05/01/10 – 04/30/11	$13,160.79	$35,531.83
05/01/11 – 04/30/12	$13,555.61	$36,597.78
05/01/12– 04/30/13	$13,962.28	$37,695.71
05/01/13 – 04/30/14	$14,381.15	$38,826.58
05/01/14 – 08/31/14	$14,812.58	$39,991.38

If the Additional Space is delivered later than August 1, 2008, then Tenant shall have no obligation to pay any Rent in respect of the period of delay beginning on August 2, 2008 through the date the Additional Space is Ready for Occupancy.  Tenant shall have access to the Premises from July 1, 2008 onward for installation of fixtures and furnishings.  No Rent shall be payable in respect of the Additional Space for any period of access prior to the date the Landlord certifies the same as being Ready for Occupancy.

2.4 Rent Credit.  Pursuant to the Work Letter, Landlord will pay the costs of Landlord’s Work up to a maximum of the TI Allowance specified in Section 1.1(b) of the Exhibit B Work Letter.  If such costs are less than the TI Allowance, then any unused portion of the TI Allowance, up to $4.00 per rentable square foot of the Additional Space, may be used by Tenant to reduce Base Rent which accrues in 2008 after delivery of the Additional Space.

2.5 Term.  The term of this Lease Agreement, as to the 19,066 square foot Premises including the Additional Space, shall expire on August 31, 2014.

2.6 Operating Costs.  The Base Year of Operating Costs applicable to the Premises, including the Additional Space, shall be 2007.  “Lessee’s Proportionate Share” will be increased, commencing when the Additional Space is Ready for Occupancy, to 39.267% of the Building and 9.829% of the Project.

2.7 Security Deposit.  Upon execution of this First Amendment, Tenant shall pay to Landlord $15,000 to be added to the Security Deposit held pursuant to the Lease, making the Security Deposit a total of $40,178.80.

3. Expansion Right of First Refusal.

3.1 Former Right.  Section 2.07 of the Lease Agreement is hereby deleted.

3.2 New Right.

(a) The "Expansion Space" is the space located on the 2nd Floor shown on Exhibit “C”.  At any time during the initial Term of this Lease that Landlord receives or is prepared to issue a letter of intent to lease the Expansion Space or any portion of it to a third party prospective lessee, other than a lessee who would be renewing or extending its occupancy of such space (whether or not pursuant to a contractual right to do so), Landlord shall communicate to Tenant, in writing, the financial consideration and other financial terms of such letter of intent.  Landlord's communication shall constitute an offer to Tenant to lease the Expansion Space or applicable portion thereof on the terms set forth in such communication and otherwise on the terms set forth in Lease.  Tenant specifically acknowledges that a third party may be willing to lease the Expansion Space for a term which is longer than the unexpired balance of the initial term of this Lease, or as part of a larger space.  Therefore, Landlord may offer the Expansion Space or the applicable portion thereof to Tenant on terms which require Tenant (i) to extend the balance of the Term of this Lease (at a rent acceptable to Landlord) to coincide with the length of the term being considered with respect to the third party, (ii) to lease the entirety of the larger space, and/or (iii) to agree to other conditions designed to protect Landlord's interest.

(b) Tenant shall have until 5:00 p.m. on the tenth (10th) day following receipt of Landlord's communication to execute an amendment hereto with Landlord for the space offered by Landlord's communication, on the terms set forth in this Lease and in Landlord's communication.  Should Tenant fail to execute such a lease or amendment, or otherwise indicate rejection of such communication, Landlord may negotiate with the intended third party and execute a lease with such third party on any terms negotiated, whether similar or dissimilar to those originally communicated to Tenant, so long as Landlord's communication to Tenant was made in good faith; provided, if the Base Rent or improvement allowance, if any, offered to the third party is changed in favor of the third party by more than ten percent (10%), then a new offer must be made to Tenant pursuant to this provision.  If a lease with the third party is signed, this shall terminate Tenant's rights hereunder as to the Expansion Space.  If a lease with the third party is not signed, the Expansion Space shall again be subject to this right of First Refusal.

(c) As a condition to Landlord executing an amendment with Tenant under this Section, Landlord shall have the right to review then current financial statements of Tenant.  If Landlord is not satisfied, in its discretion, with the financial condition of Tenant, as demonstrated by such financial statements, then Landlord may to proceed to negotiate with the third party on the same terms as if Tenant had rejected Landlord's communication.

(d) The rights of Lessee under this Section shall be suspended during any event of Default and shall terminate upon any termination of this Lease or of Lessee's right of possession hereunder; provided, however, in the event Lessee shall have exercised an expansion right pursuant to this Section and Lessor subsequently terminates this Lease or Lessee's right of possession hereunder for Default, the damages to which Lessor shall be entitled shall include damages with respect to the leasing of the expansion space.  The rights of Tenant under this Section 3.2 are subject to and subordinate to any existing rights of other lessees regarding the Expansion Space.  Landlord has not promised that any Expansion Space will be or become available, nor be available by any particular date.

(e) At such time as Tenant rejects a communication by Landlord or otherwise has no rights with respect to Expansion Space or any portion thereof, Tenant shall execute and deliver to Landlord a certificate setting forth the compliance of Landlord with the process set forth in this Section, and such other matters as Landlord may reasonably request.

4. Tenant’s Representations and Warranties.  Tenant hereby represents, warrants and agrees that: (1) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (2) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (3) Tenant has no current offset or defense to their performance or obligations under the Lease.  Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord’s employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

5. Anti-Terrorism Statute Compliance.  Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any  contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13221; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person.  As used herein, “Antiterrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act.  As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism” “Prohibited Person” is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf  or at any replacement website or other official publication of such list.  “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

6. Real Estate Brokers.  Landlord shall pay a commission regarding this Amendment to Grubb & Ellis as Landlord’s representative and Colliers International as Tenant’s representative pursuant to a separate agreement.  Tenant represents that it has dealt with no other broker in connection with this Amendment.

7. Execution.  Submission of this Amendment for review does not constitute an offer by Landlord to Tenant.  This document may not be relied upon, nor may any claim for reliance or estoppel be made based upon this document, unless and until this document is fully executed and delivered by each party.  This Amendment may be executed and delivered in counterparts.

8. Status of Lease Agreement.  Except as expressly amended hereby, the Lease Agreement remains in full force and effect and is hereby ratified and confirmed.

LANDLORD:
NNN Woodside, LLC, NNN Woodside 1, LLC, NNN Woodside 3, LLC, NNN Woodside 5, LLC, NNN Woodside 6, LLC, NNN Woodside 7, LLC, NNN Woodside 8, LLC, NNN Woodside 9, LLC, NNN Woodside 10, LLC, NNN Woodside 11, LLC, NNN Woodside 12, LLC, NNN Woodside 13, LLC, NNN Woodside 14, LLC, NNN Woodside 15, LLC, NNN Woodside 16, LLC, NNN Woodside 17, LLC, NNN Woodside 18, LLC, NNN Woodside 19, LLC, NNN Woodside 20, LLC, NNN Woodside 21, LLC, NNN Woodside 23, LLC, each a Delaware limited liability company (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord)

By:           Triple Net Properties Realty, Inc.
Agent for Landlord

By:           /S/ John Thomas Koss

Its:           Vice President, Asset Management

Date           4/2/08

TENANT:                                                                Merix Corporation, an Oregon Corporation

By:           /S/ John R. Johnston

Its:           Vice President, Facilities

Date           March 6, 2008

– FIRST AMENDMENT TO LEASE
PDX/114309/151906/JDG/2328582.2

EXHIBIT B

WORK LETTER

1. Landlord’s Work.

1.1 Plans and Costs.

(a)           Final Plans.  WGS Design will provide space planning design services as Tenant’s agent.  Landlord shall be responsible for the actual and reasonable fees of WGS for initial space planning and design, up to a maximum of $.15 per rentable square foot of the Additional Space, which shall be paid for out of the TI Allowance.  Additionally, Landlord shall be responsible for the actual and reasonable fees of WGS beyond initial space planning and design, up to a maximum of $.85 per rentable square foot of the Additional Space, which shall be paid for out of the TI Allowance.  Landlord’s architect is responsible for the final construction documentation for permitting, which shall also be paid for out of the TI Allowance.  The parties will agree upon the final plans for Landlord’s Work (the “Final Plans”) no later than March 31, 2008 (the “Approval Date”).  In the event Landlord and Tenant shall not have approved the Final Plans and the cost estimate discussed below by the Approval Date, Landlord and Tenant shall have the right to terminate this Lease by written notice given at any time thereafter prior to such approval being given by both parties in which event Tenant shall be responsible to pay WGS.

(b)           TI Allowance.  The costs of Landlord’s Work shall include all hard and soft costs related to construction of Tenant Improvements within the Additional Space, including a construction management fee to Landlord or its affiliate of 5% of all other costs.  Landlord shall pay such costs of such Landlord’s Work up to $20.00 per rentable square foot of the Additional Space (the “TI Allowance”).

(c)           Cost Estimate.  Prior to commencing construction, Landlord shall obtain a cost estimate from Landlord’s contractor based on the Final Plans and deliver the cost estimate to Tenant for approval.  The cost estimate shall be deemed approved unless Tenant gives written notice of disapproval to Landlord within five (5) days after delivery of the cost estimate to Tenant.  If Tenant disapproves the cost estimate, Tenant shall have five (5) days from the date of disapproval to reduce the cost estimate by agreeing to modifications to the Final Plans, which modifications shall be subject to the approval of Landlord.

1.2           Construction.

(a)           Landlord Obligations.  Landlord shall perform Landlord’s Work substantially in accordance with the Final Plans.

(b)           Costs.  The cost of performing Landlord’s Work in excess of the TI Allowance shall be paid by Tenant within ten (10) business days after billing therefor by Landlord.

(c)           Timing.  Landlord shall use reasonable efforts to complete Landlord’s Work so that the Premises shall be Ready for Occupancy, as defined below, by August 1, 2008.

1.3           Changes in Plans.  Tenant may request reasonable changes in the Final Plans; provided, however, that (i) no such request shall effect any structural change in the Premises; (ii) Tenant shall pay any additional cost required to implement such change, including, without limitation, loss of rents, architecture fees, increase in construction costs and other charges payable hereunder caused by delay, and Tenant shall pay Landlord for said costs within fifteen (15) days after written notice from Landlord; and (iii) such requests shall constitute an agreement by Tenant to any reasonable delay in completion caused by reviewing, processing and implementing such change.

1.4           Completion and Delivery.  The Premises shall be ready for occupancy (“Ready for Occupancy”) when construction is substantially completed in accordance with the Final Plans, as reasonably determined by Landlord.  Landlord shall prepare, certify by Landlord’s signature and deliver in duplicate to Tenant a written statement certifying (i) that the Premises are substantially completed in accordance with the Plans and any properly authorized changes or amendments thereof; and (ii) the date of such completion.  Landlord shall diligently complete any items of work not completed when the Premises are Ready for Occupancy.

2. Remodeling.  Tenant hereby grants Landlord and its agents access to the Premises for purposes of planning and conducting Landlord’s Work.  Landlord’s Work will impact ongoing use of the Premises.

(a) Tenant waives any claim against Landlord based upon inconvenience, dust, debris, odors, and other matters incidental to Landlord’s Work.

(b) Tenant shall follow, and shall cause its employees, agents, guests, and invitees to follow, all orders and directions given by Landlord in connection with Landlord’s Work.

(c) Tenant shall safeguard its property, and cause its employees, agents, guests, and invitees to safeguard its and their property, and shall make no claim for the loss, theft, or damage to such property.

(d) Tenant shall not hinder or delay the conduct of Landlord’s Work and shall cooperate in connection with Landlord’s Work.

The foregoing agreements in favor of Landlord shall also apply in favor of the contractors, subcontractors, and suppliers of Landlord to the effect that the indemnities, waivers, and releases shall apply also to claims against such parties, and the orders and directives of such parties shall be followed by Tenant.  Notwithstanding any other provision hereof, Tenant further expressly acknowledges that any cause of action which may arise in favor of Tenant against any such contractor, subcontractor, or material supplier, or any employee of the foregoing, shall in no event be asserted against Landlord.